Exhibit 10.1

Execution Version

INCREMENTAL JOINDER AGREEMENT NO. 3

This Incremental Joinder Agreement No. 3, dated as of May 10, 2017 (this “Agreement”), by and among STATION CASINOS LLC, a Nevada limited liability company (the “Borrower”), the Guarantors party hereto, Red Rock Resorts, Inc. (“RRR”), Station Holdco LLC (“Holdco”, and together with the Borrower, the Guarantors party hereto and RRR, the “Station Parties”), each of the INCREMENTAL TERM B LENDERS (as hereinafter defined) party hereto and DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as administrative agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of June 8, 2016 (as amended by that certain First Amendment to Credit Agreement, dated as of January 30, 2017, as modified by that certain Incremental Joinder Agreement, dated as of January 30, 2017, as further amended by that certain Second Amendment to Credit Agreement, dated as of April 5, 2017, as further amended by that certain Incremental Joinder Agreement No. 2 and Third Amendment to Credit Agreement, dated as of May 2, 2017 and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined), among the Borrower, the Guarantors, the banks, financial institutions and other entities from time to time party thereto as lenders (including the L/C Lenders and the Swingline Lender) (collectively, the “Lenders”) party thereto from time to time, Administrative Agent, Deutsche Bank AG Cayman Islands Branch, as collateral agent, and the other parties thereto;

WHEREAS, pursuant to Section 2.12 of the Credit Agreement, the Borrower has requested that those certain financial institutions party hereto and listed on Schedule A hereto (the “Incremental Term B Lenders”) provide $250,000,000.00 in Incremental Term B Loan Commitments (the “Incremental Term B Loan Commitments”).

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and other good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO PROVIDE INCREMENTAL TERM B LOAN COMMITMENTS

Each Incremental Term B Lender hereby agrees, severally and not jointly, to provide its respective Incremental Term B Loan Commitment as set forth on Schedule A annexed hereto on the terms set forth in this Agreement, and its Incremental Term B Loan Commitment shall be binding as of the Effective Date (as defined below). Each Incremental Term B Lender hereby agrees, severally and not jointly, to make an Incremental Term B Loan to the Borrower on the Effective Date in the amount of its Incremental Term B Loan Commitment.

The Incremental Term B Loan Commitment of each Incremental Term B Lender is in addition to such Incremental Term B Lender’s existing Loans and Commitments under the Credit Agreement, if any, which shall continue and, immediately after giving effect to the amendments contemplated hereby, will be subject in all respects to the terms of the Credit Agreement (and, in each case, the other Credit Documents).

SECTION 1.    Applicable Margin. The Applicable Margin for any Loans made pursuant to the Incremental Term B Loan Commitments (any such loans, the “Incremental Term B Loans”) shall be the same as the Applicable Margin with respect to the existing Term B Facility Loans.

SECTION 2.    Maturity Date. The maturity date for any Loans made pursuant to the Incremental Term B Loan Commitments shall be the Term B Facility Maturity Date.

SECTION 3.    Principal Payments. Section 3.01(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)    Term B Facility Loans. Borrower hereby promises to pay to Administrative Agent for the account of the Lenders with Term B Facility Loans in repayment of the principal of such Term B Facility Loans, (i) on the last Business Day of each fiscal quarter (commencing with the first full fiscal quarter following the Closing Date), an aggregate amount equal to (A) 0.25% of the aggregate principal amount of all Term B Facility Loans outstanding on the Closing Date plus (B) 0.2512563% of the aggregate principal amount of all Incremental Term B Loans made on January 30, 2017 plus (C) 0.25667208% of the aggregate principal amount of all Incremental Term B Loans made on May 10, 2017 (in each case, subject to adjustment for any prepayments made under Section 2.09 or Section 2.10 or Section 2.11(b) or Section 13.04(b)(B) or as provided in Section 2.12, in Section 2.13 or in Section 2.15) and (ii) the remaining principal amount of Term B Facility Loans on the Term B Facility Maturity Date.”

SECTION 4.    Incremental Term B Loan Commitments.

(a)    This Agreement represents Borrower’s request for the Incremental Term B Loan Commitments to be provided on the terms set forth herein on the Effective Date and for the Incremental Term B Loans to be made thereunder to be funded on the Effective Date. It is the understanding, agreement and intention of the parties that all Incremental Term B Loans shall be part of the same Tranche of Loans as the existing Term B Facility Loans and shall constitute Loans and Term B Facility Loans under the Credit Documents. Any Incremental Term B Loans shall be subject to the provisions of the Credit Agreement and the other Credit Documents and shall be on terms and conditions identical to the existing Term B Facility Loans, except as set forth in this Agreement.

(b)    The Incremental Term B Loan Commitments may be drawn in no more than a single drawing on the Effective Date. Upon such Borrowing, the Incremental Term B Loans so borrowed shall automatically become Loans and Term B Facility Loans outstanding under the Credit Agreement. The Incremental Term B Loan Commitments shall terminate automatically at 5:00 p.m. New York time on the Effective Date (after giving effect to the funding of the Incremental Term B Loans thereunder).

SECTION 5.    New Lenders. Each Incremental Term B Lender acknowledges and agrees that (a) upon the occurrence of the Effective Date it shall be bound under this Agreement and (b) upon the occurrence of the Effective Date with respect to the Incremental Term B Loan Commitments it shall be bound under the Credit Agreement as a Lender holding Incremental Term B Loan Commitments and that such Incremental Term B Lender shall become (or, in the case it is already a Lender under the Credit Agreement, shall continue to be) a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

SECTION 6.    Credit Agreement. By executing this Agreement, each Incremental Term B Lender (i) confirms that it has received a copy of the Credit Agreement and this Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent and each other Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Administrative Agent or such other Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an Incremental Term B Lender and as a Lender.

SECTION 7.    Use of Proceeds. The Borrower shall use the proceeds of the Incremental Term B Loans on the Effective Date to repay a portion of the Senior Unsecured Notes on the Effective Date and to pay fees and expenses in connection with this Agreement.

ARTICLE II

REPRESENTATION AND WARRANTIES

To induce the Incremental Term B Lenders to provide the Incremental Term B Loan Commitments hereunder, the Station Parties represent to the Administrative Agent and the Incremental Term B Lenders that, as of the Effective Date:

SECTION 1.    Corporate Existence. Borrower and each other Station Party (a) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b)(i) has all requisite corporate or other power and authority, and (ii) has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; except, in the case of clauses (b)(ii) and (c) where the failure thereof individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

SECTION 2.    Action; Enforceability. Borrower and each other Station Party has all necessary corporate or other organizational power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to consummate the transactions herein contemplated; the execution, delivery and performance by Borrower and each other Station Party of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate, partnership or other organizational action on its part; and this Agreement has been duly and validly executed and delivered by each Station Party and constitutes its legal, valid and binding obligation, enforceable against each Station Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors’ rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.    No Breach; No Default.

(a)    None of the execution, delivery and performance by any Station Party of this Agreement nor the consummation of the transactions herein contemplated do or will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under (x) any Organizational Document of any Station Party or (y) any applicable Requirement of Law (including, without limitation, any Gaming Law) or (z) any order, writ, injunction or decree of any Governmental Authority binding on any Station Party, or tortiously interfere with, result in a breach of, or require termination of, any term or provision of any Contractual Obligation of any Station Party or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation or (iii) result in or require the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Station Party pursuant to the terms of any such Contractual Obligation, except with respect to (i)(y), (i)(z), (ii) or (iii) which would not reasonably be expected to result in a Material Adverse Effect; and

(b)    No Default or Event of Default has occurred and is continuing.

SECTION 4.    Credit Document Representations. Each of the representations and warranties made by the Borrower or any of the other Station Parties in or pursuant to the Credit Documents to which such entity is a party, as amended hereby, are true and correct in all material respects as of such date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects)).

ARTICLE III

CONDITIONS TO THE EFFECTIVE DATE

This Agreement shall become effective on, and each Incremental Term B Lender shall make its respective Incremental Term B Loan Commitment and fund its respective Incremental Term B Loan thereunder on the date (the “Effective Date”) on which each of the following conditions is satisfied or waived:

SECTION 1.    Execution of Counterparts. The Administrative Agent shall have received executed counterparts of this Agreement from each Station Party and each Incremental Term B Lender.

SECTION 2.    Corporate Documents. The Administrative Agent shall have received:

(a)    certified true and complete copies of the Organizational Documents of each Station Party and of all corporate or other authority for each Station Party (including board of directors (or other applicable governing authority) resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of this Agreement and the extensions of credit hereunder, certified as of the Effective Date as complete and correct copies thereof by the secretary or an assistant secretary of each such Station Party (provided that, in lieu of attaching such Organizational Documents and/or evidence of incumbency, such certificate may certify that (x) since the Closing Date (or such later date on which the applicable Station Party became party to the Credit Documents), there have been no changes to the Organizational Documents of such Station Party and (y) no changes have been made to the incumbency certificate of the officers of such Station Party delivered on the Closing Date (or such later date referred to above));

(b)    a certificate as to the good standing of each Station Party as of a recent date, from the Secretary of State (or other applicable Governmental Authority) of its jurisdiction of incorporation; and

(c)    a customary closing certificate of a Responsible Officer of the Borrower certifying to the foregoing.

SECTION 3.    Opinions of Counsel. The Administrative Agent shall have received a favorable written opinion of (i) Milbank, Tweed, Hadley & McCloy, special New York, Delaware and California counsel for the Station Parties and (ii) Brownstein Hyatt Farber Schreck, LLP, special Nevada counsel for the Station Parties, in each case (A) dated the Effective Date, (B) addressed to Administrative Agent and the Lenders and (C) in a form reasonably satisfactory to Administrative Agent.

SECTION 4.    Costs and Expenses. All of the reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of Latham & Watkins LLP and one local counsel in each applicable jurisdiction reasonably deemed necessary by Agents) incurred by the Agents in connection with the negotiation, preparation, execution and delivery of this Agreement and the extension and syndication of the Incremental Term B Loan Commitments shall have been paid.

SECTION 5.    No Default or Event of Default; Representations and Warranties True. Both immediately prior to and immediately after giving effect to this Agreement:

(a)    no Event of Default shall have occurred and be continuing; and

(b)    each of the representations and warranties made by the Station Parties in Article II hereof and in Article VI of the Credit Agreement and in each of the other Credit Documents to which it is a party shall be true and correct in all material respects on and as of the Effective Date (it being understood and agreed that any such representation or warranty which by its terms is made as of an earlier date shall be required to be true and correct in all material respects only as of such earlier date, and that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the applicable date).

SECTION 6.    Pro Forma Compliance. Borrower shall be in compliance with the Financial Maintenance Covenants on a Pro Forma Basis as of the most recent Calculation Date (calculated in accordance with Section 2.12(b)(v) of the Credit Agreement) and the Consolidated First Lien Leverage Ratio shall not exceed 4.50 to 1.00 calculated on a Pro Forma Basis as of the most recent Calculation Date, and the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower demonstrating the calculations thereof in reasonable detail.

SECTION 7.    Flood Insurance Requirements. Administrative Agent shall have received from Borrower (i) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Real Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by Borrower and the applicable Station Party relating thereto) and (ii) if any portion of any Mortgaged Real Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968, the applicable Station Party shall have, with a financially sound and reputable insurer (determined at the time such insurance was obtained), flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to such Flood Insurance Laws and deliver evidence of such compliance in form and substance reasonably acceptable to Administrative Agent.

SECTION 8.    Notice of Borrowing. Administrative Agent shall have received a Notice of Borrowing, duly completed and complying with Section 4.05 of the Credit Agreement.

ARTICLE IV

POST-CLOSING REQUIREMENTS

SECTION 1.    Post-Closing Real Property. Borrower shall as soon as practicable, but not later than forty-five (45) days after the Effective Date (or such later date as Administrative Agent may determine in its reasonable discretion), deliver or cause to be delivered to Collateral Agent the following items with respect to each Mortgaged Real Property, each in form and substance reasonably acceptable to Administrative Agent:

(a)    an amendment to each Mortgage encumbering a Mortgaged Real Property to include the Incremental Term B Loans in the obligations secured by such Mortgage (the “Mortgage Amendments”), each duly executed and delivered by an authorized officer of each Credit Party party thereto and in form suitable for filing and recording in all filing or recording offices that Administrative Agent may deem necessary or desirable unless Administrative Agent is satisfied in its reasonable discretion that Mortgage Amendments are not required in order to secure the applicable Credit Party’s obligations as modified hereby; and

(b)    a mortgage modification endorsement or local equivalent with respect to the Mortgaged Properties, each in form and substance reasonably satisfactory to Administrative Agent, or other endorsements acceptable to Administrative Agent.

SECTION 2.    Collateral Expenses. Borrower agrees to pay all fees, costs and expenses incurred in connection with the preparation, execution, filing and recordation of the Mortgage Amendments, including, without limitation, reasonable attorneys’ fees, title insurance premiums, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes, if any, and title search charges and other charges incurred in connection with the recordation of the Mortgage Amendments and the other matters described in Section 1 of this Article IV.

ARTICLE V

VALIDITY OF OBLIGATIONS AND LIENS

SECTION 1.    Validity of Obligations. Borrower and each Guarantor acknowledges and agrees that, both before and after giving effect to this Agreement, Borrower and each Guarantor is, jointly and severally, indebted to the Lenders and the other Secured Parties for the Obligations (including the Obligations in respect of the Incremental Term B Loans provided pursuant to this Agreement), without defense, counterclaim or offset of any kind. The Borrower and each Guarantor hereby ratifies and reaffirms the validity, enforceability and binding nature of such Obligations both before and after giving effect to this Agreement (except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity).

SECTION 2.    Validity of Liens and Credit Documents. Borrower and each other Station Party hereby ratifies and reaffirms the validity and enforceability (except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity) of the Liens and security interests granted to Collateral Agent for the benefit of the Secured Parties to secure any of the Obligations by Borrower and each other Station Party pursuant to the Credit Documents to which any of Borrower or such other Station Party is a party and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement, and except as expressly amended by this Agreement, each such Credit Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects.

ARTICLE VI

MISCELLANEOUS

SECTION 1.    Notice. For purposes of the Credit Agreement, the initial notice address of each Incremental Term B Lender (other than any Incremental Term B Lender that, immediately prior to the execution of this Agreement, is a “Lender” under the Credit Agreement) shall be as set forth below its signature to this Agreement.

SECTION 2.    Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the Borrower and the Administrative Agent (acting at the direction of such Lenders as may be required under Section 13.04 of the Credit Agreement).

SECTION 3.    Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

SECTION 4.    GOVERNING LAW. THIS AGREEMENT, AND ANY CLAIMS, CONTROVERSIES, DISPUTES, OR CAUSES OF ACTION (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) BASED UPON OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.

SECTION 5.    SUBMISSION TO JURISDICTION. EACH PARTY HERETO AGREES THAT SECTION 13.09(b) OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS.

SECTION 6.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

SECTION 7.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.    Lead Arrangers and Bookrunners. The Borrower has appointed each of JPMorgan Chase Bank, N.A., Deutsche Bank Securities Inc., Fifth Third Bank, Goldman Sachs Bank USA, Citigroup Global Markets Inc., Macquarie Capital (USA) Inc., Citizens Bank, N.A., Credit Suisse Securities (USA) LLC and UBS Securities LLC to act as lead arrangers and bookrunners for this Agreement. Anything herein to the contrary notwithstanding, none of the lead arrangers or bookrunners shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or a L/C Lender thereunder.

SECTION 9.    Credit Document. This Agreement shall constitute a “Credit Document” as defined in the Credit Agreement.

SECTION 10.    No Novation. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the priority of any Credit Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or the instruments, documents and agreements securing the same, which shall remain in full force and effect. Nothing in this Agreement shall be construed as a release or other discharge of the Borrower or any other Station Party from any of its obligations and liabilities under the Credit Agreement or the other Credit Documents.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written, to be effective as of the Effective Date.

Borrower:

STATION CASINOS LLC

By:	/s/ Marc J. Falcone
Name:	Marc J. Falcone
Title:	Executive Vice President, Chief Financial Officer & Treasurer

[Signature Page to Incremental Joinder Agreement No. 3]

NP BOULDER LLC

NP CENTERLINE HOLDINGS LLC

NP DURANGO LLC

NP FIESTA LLC

NP INSPIRADA LLC

NP IP HOLDINGS LLC

NP LAKE MEAD LLC

NP MT. ROSE LLC

NP OPCO HOLDINGS LLC

NP OPCO LLC

NP PALACE LLC

NP RED ROCK LLC

NP RENO CONVENTION CENTER LLC

NP RANCHO LLC

NP SANTA FE LLC

NP SONOMA LAND HOLDINGS LLC

NP STEAMBOAT LLC

NP SUNSET LLC

NP TEXAS LLC

NP TOWN CENTER LLC

STATION GVR ACQUISITION, LLC

By:	/s/ Marc J. Falcone
Name:	Marc J. Falcone
Title:	Senior Vice President & Treasurer

[Signature Page to Incremental Joinder Agreement No. 3]

FERTITTA ENTERTAINMENT LLC

FE LANDCO MANAGEMENT LLC

By:	/s/ Marc J. Falcone
Name:	Marc J. Falcone
Title:	Authorized Signatory

[Signature Page to Incremental Joinder Agreement No. 3]

SC MADERA DEVELOPMENT, LLC

SC MADERA MANAGEMENT, LLC

SC MICHIGAN, LLC

SC SONOMA DEVELOPMENT, LLC

SC SONOMA MANAGEMENT, LLC

By:	/s/ Frank J. Fertitta III
Name:	Frank J. Fertitta III
Title:	President

[Signature Page to Incremental Joinder Agreement No. 3]

RRR PALMS LLC

FIESTA PARENTCO, L.L.C.

FP HOLDINGS, L.P.

FP HOLDCO, L.L.C.

FPIII, L.L.C.

PALMS PLACE, LLC

PPII HOLDINGS, L.L.C.

N-M VENTURES LLC

N-M VENTURES II LLC

By:	/s/ Marc J. Falcone
Name:	Marc J. Falcone
Title:	Authorized Signatory

[Signature Page to Incremental Joinder Agreement No. 3]

RED ROCK RESORTS, INC.

By:	/s/ Marc J. Falcone
Name:	Marc J. Falcone
Title:	Executive Vice President, Chief Financial Officer & Treasurer

[Signature Page to Incremental Joinder Agreement No. 3]

STATION HOLDCO LLC

By:	/s/ Marc J. Falcone
Name:	Marc J. Falcone
Title:	Executive Vice President, Chief Financial Officer, Treasurer & Secretary

[Signature Page to Incremental Joinder Agreement No. 3]

Acknowledged and Agreed by:

DEUTSCHE BANK AG CAYMAN ISLANDS

BRANCH, as Administrative Agent

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

By:	/s/ Marcus Tarkington
Name:	Marcus Tarkington
Title:	Director

[Signature Page to Incremental Joinder Agreement No. 3]

JPMORGAN CHASE BANK, N.A.,

as Incremental Term B Lender

By:	/s/ Nadeige Dang
Name:	Nadeige Dang
Title:	Vice President

[Signature Page to Incremental Joinder Agreement No. 3]

SCHEDULE A

INCREMENTAL TERM B LOAN COMMITMENTS

Name of Incremental Term B Lender	Amount
JPMorgan Chase Bank, N.A.		$250,000,000.00

	Total: $	250,000,000.00

[Schedule A to Incremental Joinder Agreement No. 3]